UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 405-8900

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2009, CB Richard Ellis Group, Inc. (the “Company”), CB Richard Ellis Services, Inc. (“Services”), a subsidiary of the Company, certain subsidiaries of Services, the lenders parties thereto and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), entered into Amendment No. 1 (“Amendment No. 1”) amending the Second Amended and Restated Credit Agreement, dated as of March 24, 2009 (the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders parties thereto and Credit Suisse, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Amendment No. 1 amended the Credit Agreement to, among other things:

•

add a mandatory prepayment event such that unless waived by a majority in interest of the Term Lenders voting as a single class, if at the time of any issuance of senior unsecured, unsubordinated Indebtedness of Services or any Subsidiary Guarantor following the Amendment No. 1 effective date, whether pursuant to a registered public offering, a Rule 144A offering or other private placement in the U.S. or international capital markets, the Leverage Ratio would be greater than 2.0 to 1.0, then Services shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of the Net Cash Proceeds of such Indebtedness by Services or such Subsidiary Loan Party, apply an amount equal to 100% of such Net Cash Proceeds (or such lesser amount as shall be necessary to cause the Leverage Ratio to be equal to 2.0 to 1.0) to prepay outstanding Term Loans as directed by Services; and

•

allow that for purposes of determining the Leverage Ratio solely for the purpose of the mandatory prepayment described herein (a) the time and dollar limits with respect to restructuring expenses and cost savings attributable to restructuring initiatives in the definition of Consolidated EBITDA shall be disregarded and (b) Consolidated EBITDA may be increased by pro forma cost savings for each of the future four consecutive fiscal quarters that are directly attributable to an acquisition by the Company of all or substantially all the assets or Equity Interests of a person, net of actual cost savings included in such Consolidated EBITDA.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 1, dated as of August 6, 2009, to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS GROUP, INC.

By:	/s/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Chief Financial Officer and Group President

Date: August 12, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1, dated as of August 6, 2009, to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse, as administrative agent and collateral agent.